Exhibit 107

Calculation of Filing Fee Tables

424B3

(Form Type)

Ready Capital Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

	Newly Registered Securities
Fees to Be Paid
Fees Previously Paid
	Carry Forward Securities
Carry Forward Securities	Debt	6.20% Senior Notes due 2026	415(a)(6)	(1)		(1)				(1)(2)	S-3	333-240086	8/4/2020	$12,980
Carry Forward Securities	Debt	5.75% Senior Notes due 2026	415 (a)(6)	(1)		(1)				(1)(2)
	Total Offering Amounts					$100,000,000	(2)	0.00012980	(3)	$12,980
	Total Fees Previously Paid									$12,980
	Total Fee Offsets									$12,980
	Net Fee Due									$0

(1)	This final prospectus supplement relates to the offer and sale of up to a maximum of $100,000,000 of aggregate principal amount of two series of notes, with the final distribution between the two series to be determined at a future date.
(2)	Securities being offered under this prospectus supplement include unsold securities previously registered on the prospectus supplement filed pursuant to Rule 424(b)(3) on May 20, 2021 (the “Prior Prospectus Supplement”) and the accompanying prospectus, dated August 4, 2020, included in the registrant’s then-active registration statement on Form S-3, filed with the Securities and Exchange Commission on July 24, 2020 (File No. 333-240086) (the “2020 Registration Statement”). The registration fee was paid at the time the 2020 Registration Statement was initially filed on July 24, 2020. As of the date hereof, the registrant has not sold any of the $100,000,000 of aggregate principal amount of the notes registered pursuant to the Prior Prospectus Supplement (the “Unsold Securities”). In connection with the filing of the Prior Registration Statement, the registrant paid a registration fee of $129,800 to register securities with a maximum aggregate offering price of $1,000,000,000. $12,980 of such registration fee was applied to the registration of the Unsold Securities on the Prior Prospectus Supplement. In accordance with Rule 415(a)(6) under the Securities Act of 1933, as amended, all of the Unsold Securities are being carried forward and included in this prospectus supplement. Accordingly, no registration fee is being paid at this time. Pursuant to Rule 415(a)(6), this “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the current registration statement on Form S-3ASR filed with the Securities and Exchange Commission on January 11, 2022 (File No. 333-262104) to continue the offering of Unsold Securities initially registered under the Prior Prospectus Supplement.
(3)	Reflects the filing fee applicable at the time the Unsold Securities were originally registered pursuant to the 2020 Registration Statement.